Exhibit 5.1

February 15, 2017

NGL Energy Partners LP

6120 S. Yale Avenue, Suite 805

Tulsa, Oklahoma 74136

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the Partnership’s registration statement on Form S-3 to be filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Partnership:

(i)                                   common units representing limited partner interests in the Partnership (the “Common Units”), to be offered, issued and sold by the Partnership;

(ii)                                senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a Senior Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”), to be entered into by and between the Partnership and the trustee named therein (the “Senior Indenture Trustee”); and

(iii)                             subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities;” the Debt Securities together with the Common Units, the “Securities”), which will be issued under a Subordinated Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), to be entered into by and between the Partnership and the trustee named therein (the “Subordinated Indenture Trustee” and, together with the Senior Indenture Trustee, the “Trustees” and each, a “Trustee”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Limited Partnership of the Partnership, as in effect on the date hereof, (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as in effect on the date hereof (together with the Certificate of Limited Partnership, the “Organizational Documents”), (iii) the Registration Statement, (iv) the Indentures and (iv) resolutions of the Board of Directors of NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership, relating to, among other matters, the issuance of the Securities and the filing of the Registration Statement. We are familiar with the various proceedings heretofore taken and additional proceedings proposed to be taken by the Partnership in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such records of the Partnership and the General Partner and other instruments, certificates of public officials and representatives of the Partnership and the General Partner and

other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Partnership will remain validly existing and in good standing under the laws of the state of Delaware. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Partnership.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indentures under which Debt Securities are issued having been duly authorized, validly executed and delivered by the Partnership and the other parties thereto, (iii) the applicable Trustees being qualified under the Trust Indenture Act of 1939, as amended, (iv) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (v) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that:

1. With respect to the Common Units, when the Partnership has taken all action necessary to approve the final terms of the issuance and sale of the Common Units and the Partnership has received the consideration therefor, the Common Units will be validly issued, and under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise solely by reason of being limited partners of the Partnership.

2. With respect to the Debt Securities, when (i) the Partnership has taken all necessary action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the terms of the Debt Securities have been duly established in conformity with the applicable Indentures and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Partnership and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Partnership, (iii) such Debt Securities have been duly executed and delivered by the Partnership and authenticated by the applicable Trustees in accordance with the applicable Indentures and (iv) the Partnership has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Partnership enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the Delaware LP Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Indentures.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP